UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2007

Industrial Enterprises of America, Inc.
(formerly known as Advanced Bio/Chem, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	1-32881	13-3963499
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

711 Third Avenue, Suite 1505, New York, New York	10017
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(212) 490-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5 - Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As announced on September 4, 2007, the Board of Directors (the "Board") of Industrial Enterprises of America, Inc. (the "Company") appointed Mr. Jorge Yepes as the Company's Chief Financial Officer, effective as of September 1, 2007. Since July 2005 until September 2007, Mr. Yepes served as the Vice President of Finance of Avery Dennison Corporation where he turned monthly losses of up to $130,000,000 into net profits of $24,000,000 in less than six months. From June 2002 until July 2005, Mr. Yepes worked as the Director of Finance for the Clorox Company where he consistently delivered profit forecasts in excess of $90,000,000.

Mr. Yepes replaces Mr. John D. Mazzuto who has been acting as interim Chief Financial Officer since May 15, 2007 when former Chief Financial Officer Dennis O'Neill fell ill.

In connection with the Board's appointment of Mr. Yepes as the Company's Chief Financial Officer, on September 1, 2007, the Company entered into a three (3) year Employment Agreement with Mr. Yepes (the "Agreement"). Under the terms of the Agreement, Mr. Yepes will receive Two Hundred Fifty Thousand Dollars ($250,000) per year in consideration for his services to the Company. Additionally, Mr. Yepes will be eligible for an annual discretionary bonus, payable within ninety (90) days after the end of the fiscal year, in an amount to be determined by the Board in consideration for Mr. Yepes' performance. Commencing with the term of the Agreement, Mr. Yepes also received Twenty Thousand (20,000) shares of the common stock of the Company, and he will receive an additional Twenty Thousand (20,000) shares on each anniversary date of the Agreement through September 1, 2011. Mr. Yepes was also granted stock options to purchase One Hundred Thousand (100,000) shares of the Company's common stock at Four Dollars ($4.00) per share which shall vest one third (1/3) each year over a three (3) year period pursuant to the Company's 2004 Stock Option Plan.

This brief description of the terms of the Agreement is qualified by reference to the provisions of the Agreement attached to this Current Report on Form 8-K as Exhibit 10.1.

Section 7 - Regulation FD
Item 7.01 Regulation FD Disclosure.

On September 4, 2007, the Company issued a press release announcing the appointment of the new Chief Financial Officer as disclosed above in Item 5.02. The press release furnished with this current report on Form 8-K provides details not included in previously issued reports of the Company and is not deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in this filing.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1	Employment Agreement by and between Industrial Enterprises of America, Inc. and Jorge Yepes, dated September 1, 2007.
99.1	Press Release of Industrial Enterprises of America, Inc., dated September 4, 2007.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Enterprises of America, Inc.

September 10, 2007
By:  /s/ John D. Mazzuto
Name:  John D. Mazzuto
Title:  Chief Executive Officer